Exhibit 1.01

CONMED Corporation

Conflict Minerals Report

For The Year Ended December 31, 2014

We have made statements in this Conflict Minerals Report that may constitute forward-looking statements about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There can be no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

1. Introduction

CONMED Corporation (“CONMED”, the “Company”, “we”, “our” or “us”) is filing this Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2014.

This Conflict Minerals Report describes our reasonable country of origin inquiry (“RCOI”), the results thereof, and the design of our due diligence measures to determine whether 3TGs in products that CONMED manufactures or contracts to manufacture originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”). The Covered Countries include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. The term “Conflict Minerals” is defined as: columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten. For purposes of this CMR, tin, tungsten, tantalum and gold will collectively be referred to as the 3TGs. This report also provides an account of how these due diligence measures were implemented in 2014.

This report is available on our website in our Investor Relations section at www.conmed.com.

2. Company Overview

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.

Products

Our product lines consist of orthopedic surgery, general surgery and surgical visualization. Orthopedic surgery consists of sports medicine instrumentation and small bone, large bone and specialty powered surgical instruments and service fees related to the promotion and marketing of sports medicine allograft tissue. General surgery consists of a complete line of endomechanical instrumentation for minimally invasive laparoscopic and gastrointestinal procedures, a line of cardiac monitoring products as well as electrosurgical generators and related instruments. Surgical visualization consists of imaging systems for use in minimally invasive orthopedic and general surgery procedures including vision technologies. 3TGs are in a significant portion of CONMED products due to electronics being a vital component to many of our product offerings.

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Supply chain due diligence

We obtain various component products from suppliers that we use in manufacturing our products. Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, among other reasons, it is difficult for us to identify actors upstream from our direct suppliers. As part of our supply chain procedures, we require in our supply contracts that our direct suppliers provide information on the origin of the 3TGs contained in components and materials supplied to us – including sources of 3TGs that are supplied to them from all applicable lower tier suppliers. Contracts with our direct suppliers are frequently multi-year term contracts. In those cases, although we generally are unable to unilaterally impose new contract terms and flow-down requirements prior to expiration of the contract, we work individually with key selected suppliers to insure they provide 3TG sourcing information for all current contracts, and in all new contracts in the future. We have approached existing suppliers to adopt amendments regarding 3TGs, and as we renew contracts or enter into new ones, we will add a clause that requires all applicable suppliers to provide information about the source of 3TGs and information about the smelters from which 3TGs are sourced. In light of existing contract term durations, it will take some time to ensure that all supplier contracts contain what we believe are appropriate “flow-down” clauses. In the meantime and in parallel, all purchase orders for direct materials used in the composition of our products require that suppliers provide CONMED with Conflict Minerals information on the current Conflict Minerals Reporting Template, or CMRT (as described further below), and that components must be free of Conflict Minerals.

Conflict Minerals Policy

In addition to the measures described above, we have adopted a conflict minerals supply policy. This policy is available on our website at www.conmed.com in the Investor Relations section.

3. Reasonable Country of Origin Inquiry

Because conflict minerals are necessary to the functionality or production of products that we manufacture, we are required to conduct in good faith a reasonable country of origin inquiry regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the conflict minerals originated in the DRC, or the Covered Countries, or are from recycled or scrap sources.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of CONMED products originated from the DRC or any of the Covered Countries. The company’s primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Electronic Industry Citizenship Coalition® (“EICC”®) and the Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”). This supply chain survey was implemented with the assistance of a third-party service provider, which is also assisting us with the development and implementation of additional steps that we are undertaking with suppliers in regards to conflict minerals.

As an initial step, we identified all suppliers that provided items to CONMED that were used in final products in 2014. This list included many suppliers that did not provide any 3TGs. After excluding suppliers that did not provide any 3TGs to CONMED, we had a list of 590 suppliers. Any suppliers that appeared on this initial list could be placed out of scope during the supplier survey process. For example, if they were included on the initial list in error and they did not in fact provide components or 3TG components used in our products or, as the CMRT allows, because any 3TGs in those components are unnecessary to the functionality or production of the supplier’s products.

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The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company’s supply chain. It includes questions regarding a supplier’s “conflict-free” policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to CONMED. In addition, the template contains questions about the origin of 3TGs included in the supplier’s products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos and substantial one-on-one discussions.

A notable addition to our program this year is automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted in regards to invalid forms and were encouraged to resubmit a valid form. As of May 11th, 2015, we still had 98 invalid supplier submissions that were not yet corrected.

Over 90% of the CONMED suppliers that we initially contacted provided a response. Non-responsive suppliers were contacted numerous times by both our third party consultant and CONMED personnel. Of the 533 suppliers that provided a response, approximately 33% reported that their products contained 3TGs necessary to the functionality or production of their products. Twenty-four suppliers have indicated to us that the 3TGs used in their products originate from the DRC; however, it was unknown whether they finance conflict.

On the basis of the responses to our RCOI, CONMED is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the DRC or any of the Covered Countries. Accordingly, CONMED engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

4.0 Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the framework established in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten.

4.1 Management Systems

As described above, CONMED has adopted a conflict minerals policy, which is located in the Investor Relations section of the CONMED Corporation website (http://www.conmed.com).

Internal Team

CONMED has established a management system regarding the sourcing of 3TGs. Our management system includes both internal and external resources led by a project manager and subject matter experts at each of our manufacturing locations. This group is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis. We also use a third-party service provider to assist us with evaluating supply chain information regarding 3TGs and in the development and implementation of additional due diligence steps that we will undertake with suppliers in regard to conflict minerals.

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Control systems

As we do not typically have a direct relationship with 3TG smelters and refiners, and due to our position in the supply chain and limited insight into deeper levels of the supply chain, we are engaged and actively cooperate with other major manufacturers in the medical device industry regarding 3TG sourcing matters.

With regards to our suppliers, controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all CONMED employees; our supplier approval and review process as further described below; contractual protections, which are further described above in our Supply Chain section under Company Overview; and business relationships with our suppliers.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we use a Supplier Approval Process that evaluates our suppliers based on their quality systems and their readiness to provide CONMED all of the required services and support documents. In addition, key suppliers are evaluated on the “Supplier Report Card” as to their performance in all aspects of the supply contract. This review includes, but is not limited to: product quality, supplier performance and ensuring conflict mineral compliance.

Grievance Mechanism

Various communication channels exist to serve as grievance mechanisms for early-warning risk awareness. We have multiple longstanding grievance mechanisms whereby employees (internal) and suppliers (external) can report violations of CONMED’s policies. This includes, but is not limited to our whistleblower hotline that is part of our Code of Business Conduct and Ethics policy located in the Investor Relations section of the CONMED Corporation website (http://www.conmed.com).

Maintain records

We have adopted a policy to retain relevant documentation, including the records of our due diligence process for a minimum period of five years.

4.2 Risk Identification, Assessment and Response

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as DRC-Conflict Free by third party sources such as the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme, pose a significant risk. Where a smelter is not identified as Conflict Free by such sources, we rate the risk as High, Medium or Low. This rating is based on various factors, including whether the smelter/refiner has been identified as a valid smelter/refiner and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), and the smelter’s geographic location, including proximity to the Covered Countries.

We calculate supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that Supplier on their CMRT.

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Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Do you have a policy in place that includes DRC conflict-free sourcing?
•	Have you implemented due diligence measures for conflict-free sourcing?
•	Do you verify due diligence information received from your suppliers?
•	Does your verification process include corrective action management?

When suppliers answer yes, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through a third party, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

As described in our Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we will then take steps to terminate a contract and find replacement suppliers.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, CONMED analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products. This includes: (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

4.3 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

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We support independent third-party audits through our participation in the Conflict Free Smelter Initiative (“CFSI”). We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.

4.4 Report annually on supply chain due diligence

Since 2014, CONMED reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

5. Due Diligence Results

As described above, as part of our supply chain due diligence process, we identified suppliers likely to utilize 3TGs in the products that they provide to us. We utilized the CMRT to facilitate disclosure and communication of information regarding smelters that provide 3TGs used in products supplied to us by those suppliers for incorporation into our products.

The quality of the responses that we received from our surveyed suppliers were varied. Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. Many suppliers, however, were unable to provide the smelters or refiners used for materials supplied to us.

For all responses that indicated a smelter, our third party consultant compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce (“DoC”) and the London Bullion Market Association (“LBMA”). If a supplier indicated that the facility was certified as “Conflict-Free,” our third party consultant confirmed that the name was listed by CFSI. In addition, the same list of smelters, received from our supplier inquiry, was checked against the lists maintained by the DoC and the LBMA to ensure compliance. No violations were identified. As of May 11, 2015, we have validated 287 smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Attachment A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Attachment A any smelters or refiners that we have not been able to validate. Attachment A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and CFSI. CONMED supports the refinement and expansion of the list of participating smelters through our membership in the CFSI program.

Based on the smelter lists provided by suppliers via the CMRTs and publically available information, we have identified 18 smelters sourcing from the Covered Countries that are certified conflict-free and 132 other smelters of which the source is not disclosed but are certified conflict free smelters.

The large majority of the responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to CONMED. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain.

6. Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation

We intend to take the following steps to improve our due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or Covered Countries:

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a.	Include a conflict minerals flow-down clause in all new or renewed supplier contracts.

b.	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	All suppliers that were non-responsive will be further contacted to encourage reply.

•	All suppliers that did not know the origin of the 3TGs in products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Due Diligence Guidelines.

c.	Engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that do not support such conflict.

d.	Continue our participation in the CFSI.

e.	Monitor industry best practices, and continue to work with a third-party service provider to enhance our due diligence and supply chain management process, as appropriate. This includes requesting Conflict Free sourcing by our suppliers as further described in our Conflicts Mineral Policy and in the contractual provisions described above in our Supply Chain section under Company Overview.

f.	Consider replacing suppliers that remain non-responsive, or that are unable to enact due diligence measures as per the OECD Due Diligence Guidelines.

g.	Working with suppliers to move to the latest CMRT where new smelter IDs are constantly being added.

h.	Requiring the use of smelter identification numbers. Supplier responses will not be considered complete without identification numbers.

i.	Suppliers will also be requested to inform CONMED of the correlation between these smelters and the products and parts they supply to CONMED.

7. Independent Audit

In accordance with the requirements of Rule 13p-1 and applicable guidance from the SEC staff, we are not required to obtain an independent private sector audit of this Conflict Minerals Report for the year ended December 31, 2014.

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Attachment A

Metal	Smelter Name or Refinery	Country
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Umicore Brasil Ltda	BRAZIL
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Johnson Matthey Ltd	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	China National Gold Group Corporation	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Zhaoyuan Gold Co.	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	Bauer Walser AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Doduco	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

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Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Caridad	MEXICO
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

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Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Metalor Technologies SA	SWITZERLAND
Gold	PAMP SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Valcambi SA	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Advanced Chemical Company	UNITED STATES
Gold	Colt Refining	UNITED STATES
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Materion	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Republic Metals Corporation	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	LSM Brasil S.A.	BRAZIL

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Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Taki Chemicals	JAPAN
Tantalum	Nippon Mining & Metals Co. Ltd.	JAPAN
Tantalum	Ulba	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	QuantumClean	UNITED STATES
Tantalum	Telex	UNITED STATES
Tin	Metallo Chimique	BELGIUM

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Tin	Jean Goldschmidt International SA	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	OMSA	BOLIVIA
Tin	Cooper Santa	BRAZIL
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Soft Metais, Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	CZECH REPUBLIC
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA

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Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT WAHANA PERKIT JAYA	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	POSCO	KOREA, REPUBLIC OF
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Rahman Hydraulic Tin Sdn Bhd	MALAYSIA
Tin	Minsur	PERU
Tin	Amalgamet Inc.	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Pure Technology	RUSSIA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

E-13

Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	Electroloy Metal Pte	SINGAPORE
Tin	Rui Da Hung	TAIWAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Koki Products Co. Ltd.	THAILAND
Tin	Alpha	UNITED STATES
Tin	Technic Inc.	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	North American Tungsten	CANADA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Jiangsu Hetian Technological Material Co., Ltd	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	CHINA
Tungsten	Zhangyuan Tungsten Co., Ltd	CHINA

E-14

Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Izawa Metal Co., Ltd	JAPAN
Tungsten	Saganoseki Smelter & Refinery	JAPAN
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	TaeguTec Ltd.	KOREA, REPUBLIC OF
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Air Products	UNITED STATES
Tungsten	Voss Metals Company, Inc	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM

E-15